Tel: +1 914-299-2750
21543 48th avenue, Suite 2D, Bayside, NY 11364	Email: Vivianhu@rhgroupcpa.com

March 23, 2025

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC, 20549

Commissioners:

We have read the statements under Item 4.01 in the Form 8-K dated March 23, 2025 of ESG, Inc. (the Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to agree or disagreement with other statements made by the Company in the Form 8-K.

Sincerely,

/s/ RH CPA

RH CPA